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                         Subsidiaries of the Registrant





    Name of Subsidiary                                   Jurisdiction of Incorporation
    ------------------                                   -----------------------------
Argosy Energy Incorporated                                          Delaware

Argosy Petroleum Company, S.A.                                      Colombia

Garnet Acquisition II, Inc.                                         Texas

Garnet Energy Corporation                                           Delaware

Garnet Oil Corporation                                              Delaware

Garnet Pakistan Corporation                                         Delaware

Garnet PNG Corporation                                              Delaware

Garnet Resources Canada Ltd.                                        British Columbia

Garnet Spain Corporation                                            Delaware

Garnet Sulfur Company                                               Nevada

Garnet Turkey Corporation                                           Delaware